Exhibit 99(a)
                                 REVOCABLE PROXY
                                MSB Bancorp, Inc.
                               35 Matthews Street
                             Goshen, New York 10924

                                              This proxy is  solicted  on behalf
                                                   of the Board of  Directors of
                                                   MSB  Bancorp,  Inc.  for  the
                                                   Special       Meeting      of
                                                   Stockholders  to be  held  on
                                                   _________, 1998.


                  The undersigned stockholder of MSB Bancorp, Inc. hereby appoints William C. Myers, Gill Mackay and Anthony J. Fabiano, or any of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of MSB Bancorp, Inc. held of record by the undersigned on ____________, 1998 at the Special Meeting of Stockholders (the "Special Meeting") to be held at _____ a.m., on, ____________, 1998, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of Special Meeting and Proxy Statement-Prospectus and upon such other matters as may properly come before the Special Meeting. The undersigned hereby revokes all prior proxies.

                  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the proposals listed in Items 1 and 2.

            PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                      AND RETURN IN THE ENCLOSED ENVELOPE.
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The Board of  Directors  unanimously  recommends  a vote  "FOR"  each of the proposals in Items 1 and 2.

Please mark your votes as indicated in this example.    |X|


1. Approval of the Agreement and Plan of Merger, dated as of December 15, 1997, by and among HUBCO, Inc., MSB Bancorp, Inc. and MSB Bank (the "Merger Agreement"), pursuant to which MSB Bancorp, Inc., will merge with and into HUBCO, Inc.
                                FOR             AGAINST       ABSTAIN
                                |_|               |_|         |_|

2. Approval of an additional proposal to give the Board of Directors of MSB Bancorp, Inc. discretion to vote upon other matters that may properly be brought before the Special Meeting, including a motion to adjourn the Special Meeting in order to solicit additional proxies.

                                FOR             AGAINST       ABSTAIN
                                |_|               |_|         |_|

I Will  Attend the  Special  Meeting.  |_|

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement for the Special Meeting.

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 Signature(s)


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 Signature(s)



Dated:_________________  1998

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

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